MINUTES OF SPECIAL MEETING
                                     OF THE
                               BOARD OF DIRECTORS
                       CENTRAL CAPITAL VENTURE CORPORATION



The special meeting of the Board of Directors of the above-captioned Corporation was held on the October 18, 2000, at 2:00 PM PDT via AT&T Teleconferencing Services.

There were present the following:
---------------------------------
Lewis Williams IV, President          Bernie Budney, Vice President, Secretary
Brad Bartilson, Director              Rex Crim, Director

Being all the members of the Board of Directors.

Those additionally being present were:
--------------------------------------
David Kekich: Acting as Friend of the Board (& Significant Shareholders): (Dave Kekich was present during first portion only)

Len Ludwig: Observer to the Board per the Certificate of Designation of Preferences of Class A Preferred Stock Central Capital Venture Corporation, Article D.

                 Lewis Williams IV called the meeting to order.

Brad Bartilson was then appointed Acting Secretary, specifically for the purpose of taking the minutes of Special Board of Directors Meeting,

        Upon motion duly made, seconded and unanimously carried, it was,

RESOLVED, that Brad Bartilson act as acting Secretary specifically for the purpose of taking the minutes of Special Board of Directors Meeting,

Lewis Williams IV then handed the meeting over to Brad Bartilson, who presented the following issues:

Brad Bartilson then presented to the Complete Board of Directors, that he had in his possession fully signed and executed Waivers of Notice containing the facsimile signature of each Board Members.

        Upon motion duly made, seconded and unanimously carried, it was,

RESOLVED, to accept the facsimile copies of the waivers of notice as true and correct copies.

Brad Bartilson, continued to expressed the following outline on how the meeting should progress:

1. Issues to Address to move the business of DataNet Information Systems, Inc. (an Investee Company) forward:
2. Need for a committed, and united team effort among the Board of Directors of Central Capital Venture Corporation.

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3.     Response  to  Bernie Budney's exit proposal, Find new DataNet Management,
       Create a Funding Plan for DataNet Information Systems, Inc.,
4. DataNet needs a Business Plan (& future BDC-assisted businesses need a performance plan)
5. BDC Organization: Having board members from BDC-assisted businesses causes inherent conflicts of interest
6.     Board Compensation: Need for Pay for Performance

Brad Bartlison continued by suggesting plausible actions on the Issues, possible Board Interactions and possible Proposed Motions, Committed, united team: Brad overviewed the present personal issues in which he perceived, between Bernie Budney and Ely Mandell the Directors of DataNet Information Systems, Inc., the negative impact on the management team as a whole, the concern over DataNet's current business position, and the need for a new business plan and leadership changes.

Bernie Budney then spoke and thus had expressed his interest in "stepping back". Under the circumstances (what he perceived as personal attacks), Bernie Budney desires a "clean cut" (not interested in the offer of a Canadian distributorship role, as proposed by Brad Bartilson). Bernie Budney stated he was willing to assist management during the transition period. Bernie Budney's proposals for his exit strategy consisted of the following points:

o BDC to pay up his two existing notes
o Pay his BDC salary
o Give him his board member's  shares of the BDC
o Bernie would give his 500k shares of DataNet to the new leader of DataNet as incentive for the new leader, and promotion of DataNet's success

Dave Kekich (friend of the Board) thus spoke and commented on Bernie Budney's proposal for his exit strategy. David Kekich stated that a Board Member's first responsibility is to the shareholders that he represents. In the case of Bernie Budney, Bernie's present compensation has been a total of $90K (funds from the BDC), while as no one on the board has taken a salary, excepting Bernie's current request. Dave Kekich further expressed concern about Bernie Budney's activities at the Federal Bankruptcy Court Central District of California, potentially jeopardizing the BDC's position & conflicted with his duties as a BDC board member. David also indicated that the Berne's independent actions of creating the Canadian Company, Datanet-Alberta, may constitute a fraudulent act.

Bernie Budney thus responded that he was simply seeking information, and asked opinions of court officials, however he did not say or perform actions that would cause concern.

Len Ludwig then interjected that; Bernie Budney wishes to disengage for a fair price. The Board of Directors needs to know more facts, to determine an offer, which will stand up to the scrutiny by Central Capital Venture Corporation's shareholders. DataNet needs a transition plan for Bernie's exit, and Bernie needs to be compensated for his already afforded effort.

Upon hearing this interchange Bernie Budney thus proposed to resign from Central Capital Venture Corporation, and to provide his written resignation, to the Company in a timely manner.

Lewis Williams IV seconded the motion.

        Upon motion duly made, seconded and unanimously carried, it was,
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RESOLVED,  the Board of Directors unanimously accepted the resignation of Bernie
Budney as and Officer and Director of Central Capital Venture Corporation without qualification therein.

Brad Bartlison thus proposed that he, and Lewis Williams IV would though their own actions, and the action of the Complete Board of Directors of Central Capital Venture Corporation would find new management for DataNet.

Bernie Budney thus questioned this action, whereupon who would approve the new management.

The Complete Board of Directors response was that the Board of Directors of Central Capital Venture Corporation would approve any new management team. The Board thus expressed appreciation for Bernie Budney's efforts and willingness to assist during the transition period.

Furthermore, addressing Bernie Budney's exit proposal: Brad Bartlison proposed that he and Lewis Williams IV (with input from Len Ludwig and Bernie Budney), evaluate Bernie Budney's exit proposal and determine an appropriate response which will stand up to shareholder scrutiny. This response will be completed within one and a half weeks form this Special Meeting. Additionally, Brad Bartlison proposed that Lewis Williams IV lead this effort, with assistance from Brad Bartlison, and input from Len Ludwig and Bernie Budney. Len Ludwig and Bernie Budney agreed to send information to Lewis Williams IV. A new business and funding plan for DataNet requires a revaluation of the business as operated by current management (Bernie Budney) this new draft plan shall also be completed in one and one half weeks from this Special Meeting of The Board of Directors, unless current and accurate information is not provided for by Bernie Budney.

        Upon motion duly made, seconded and unanimously carried, it was,

RESOLVED, that Brad Bartlison and Lewis Williams IV, both Members of This Board of Directors will respond, and devise a severance package, if any, for Bernie Budney, from that position as an Officer, Director, and all other positions which might be necessary to terminate his relationship to DataNet Information Systems, Inc., in all respects, within the time period of not more than one and one half weeks from this Special Meeting of the Board of Directors of Central Capital Venture Corporation.

Brad Bartlison stated that having Members of the Board of Directors from BDC-assisted businesses presents inherent conflicts of interest.

        Upon motion duly made, seconded and unanimously carried, it was,

RESOLVED, Brad Bartlison and Rex Crim will develop verbiage to change the bylaws with a proper vote of the 66% of the shareholders of record to allow input from BDC-assisted business management, but to restrict them from BDC board positions.

Brad Bartlison proposed that the board has not been effective, nor active to the extent needed for success, and that the pay for board members be based upon performance. Brad Bartlison proposed that the Board of Directors, delegate required actions with appointed committees, and that those efforts be compensated, as opposed to blanket salaries.


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        Upon motion duly made, seconded and unanimously carried, it was,

RESOLVED, that Rex Crim and Brad Bartlison shall research and initiate a proposal for future Board of Directors approval delegate required actions with appointed committees, and that those efforts be compensated, as opposed to blanket salaries


There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, the same was adjourned.

Attest:

S/s Brad Bartlison

Acting Secretary
Brad Bartlison







































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